Exhibit 99.1

LiveDeal Inc. Announces Launch of LiveDeal.com,

A Real-Time Deal Engine Connecting Merchants and Consumers

•	Initial Target Is America’s $660 Billion Dining Industry
•	Company Has Approximately 500 Participating Restaurants and Has Curated Hundreds of Deals in Initial Launch City of San Diego, CA
•	Company Plans to Launch in Multiple Cities by End of 2013

LAS VEGAS, NV – September 19, 2013 – LiveDeal Inc. (NASDAQ: LIVE) (“LiveDeal” or the “Company”), a publicly traded provider of specialized online marketing solutions to small local businesses that boost customer awareness and merchant visibility, today announced the launch of LiveDeal.com. The launch redefines the Company’s strategy and its direction, and centers its focus on the new LiveDeal.com platform and growing the base of restaurants utilizing the LiveDeal platform to attract new customers.

What is LiveDeal.com?

LiveDeal.com is a unique, real-time “deal engine” connecting merchants with consumers. The Company believes that it has developed the first-of-its-kind web/mobile platform providing restaurants with full control and flexibility to instantly publish customized offers whenever they wish to attract customers.

Highlights of the New LiveDeal.com include:

•	A user-friendly interface enabling restaurants to create limited-time offers and publish them immediately, or on a preset schedule that is fully customizable;
•	State-of-the-art scheduling technology giving restaurants the freedom to choose the days, times and duration of the offers, enabling them to create offers that entice consumers to visit their establishment during their slower periods;
•	Advanced publishing options allowing restaurants to manage traffic by limiting the number of available vouchers to consumers;
•	Superior geo-location technology allowing multi-location restaurants to segment offers by location, attracting customers to slower locations while eliminating potential over-crowding at busier sites; and
•	A user-friendly mobile and desktop web interface allowing consumers to easily browse, download, and instantly redeem “live” offers found on LiveDeal.com based on their location.

Restaurants can sign up to use the LiveDeal platform at the Company’s website (www.livedeal.com).

The LiveDeal Business Model

The Company believes one of the primary challenges facing the dining industry is the inefficient and limited number of ways restaurants are able to market offers and promotions to their potential customers. Daily deal companies typically dictate offer terms, such as the discount amount and redemption details. This not only erodes potential profits for restaurant owners but could also drive traffic during already-busy periods for the restaurants. LiveDeal’s model benefits both the restaurant and the consumer: it provides the restaurant the opportunity to create any offer they choose, limit the number of potential claimants of their promotion, publish the offer on days and at times of their choosing, and provides customers with relevant offers they can easily and quickly redeem while creating a cost-effective model for LiveDeal to grow and easily scale its operations. LiveDeal expects to initially derive revenues through premium placement on the site, and the Company is also exploring various options for monetizing the website.

LiveDeal, Inc. September 19, 2013	Page 2

LiveDeal Inc., best known for migrating print yellow pages to the Internet in 1994, began to develop the model for LiveDeal.com after having worked closely with well-known publishers in the daily deal market. Over the past few months, the Company tested the beta platform in a number of cities, and the model has been well received by restaurants, consumers, and various restaurant associations.

Jon Isaac, CEO of LiveDeal, stated, “We are overwhelmingly excited to announce today’s launch, which is the culmination of a great deal of hard work on the part of everyone at our Company. We are pleased to have created an innovative platform that truly changes the way businesses interact with consumers. In our initial research, we saw that restaurants, a nearly $2 billion per day industry in the U.S. alone, seemed to be an ideal initial target for our technology. Previously, the only options available in this industry came with serious issues for restaurants, including high costs that erode margins, delayed revenue collection for merchants, poor timing, and lack of traffic management, or the inability to drive the right amount of traffic to businesses when they need it most. For example, LiveDeal.com enables a 20-table restaurant looking to attract 10 new customers on a rainy Tuesday night to create a deal for that day only, set the maximum number of claimants that can redeem the offer to 10, and publish the deal within seconds to nearby consumers. We believe this is an incredible value-add and useful tool for restaurants, especially given the current options available in the marketplace. Other publishing companies not only could deplete up to 75% of restaurant revenues, but could also send hundreds of clients to a small restaurant during the restaurant’s already busy night. This does not solve the problem that most restaurants have, which is directing traffic on certain days and during certain times. There have been reports that some restaurants have gone bankrupt after running a daily deal campaign.”

Mr. Isaac continued, “With approximately 1 million restaurants in the U.S., we believe the new LiveDeal.com is an innovative growth driver for our Company and brings great value to restaurants and to consumers. We have built a growing customer base in select cities on the West Coast, and the feedback thus far has been very positive. Our goal is to continue to ramp up our West Coast expansion and market widely, with a conservative initial goal of having 1,000 restaurants participating by the end of 2013. LiveDeal’s principal focus over the coming months will be to build scale, and we expect to see our existing user base grow substantially with this official launch.”

While our initial target market is the dining industry, we strongly believe that our real-time, merchant- and consumer-friendly model can eventually transition into a number of other applications. We are supported by a strong team of engineers, customer service representatives, and management executives, and look forward to keeping investors apprised of our progress in the coming weeks.”

About LiveDeal Inc.

LiveDeal Inc. provides marketing solutions that boost customer awareness and merchant visibility on the Internet. LiveDeal operates deal engine, a service that connects merchants and consumers in an innovative platform that uses geo-location. Under this platform, LiveDeal enables businesses to communicate real-time and instant offers to nearby consumers. In November 2012, LiveDeal commenced the sale of marketing tools that help local businesses manage their online presence under the company's Velocity Local™ brand. LiveDeal continues to actively develop, revise, and evaluate these products and services and its marketing strategies and procedures. For more information, visit www.livedeal.com.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking" statements that are based on present circumstances and on LiveDeal’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including any statements regarding the plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.

LiveDeal, Inc. September 19, 2013	Page 3

Forward-looking statements are made only as of the date of this release and LiveDeal does not undertake and specifically declines any obligation to update any forward-looking statements. Readers should not place undue reliance on these forward-looking statements.

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